Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Financial Statements” in the Combined Statements of Additional Information, and to the incorporation by reference of our reports dated February 17, 2014, for the year ended December 31, 2013, in the Registration Statement (Form N-1A) of HIMCO Variable Insurance Trust filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 811-22954).

/s/Ernst & Young LLP

Minneapolis, Minnesota
June 16, 2014